Exhibit 32
PURSUANT TO 18 U.S.C. 1350

In connection with the accompanying Quarterly Report of InferX Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2008 (the “Report”), the undersigned officer of the Company, hereby certifies that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 20, 2008

By:	/s/ B.K. Gogia
B.K. Gogia
Chairman of the Board
Acting principal executive officer and
principal financial officer

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-Q or as a separate disclosure document.